UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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FBL Financial Group, Inc.
(Name of Registrant as Specified in Its Charter)

Capital Returns Management, LLC Capital Returns Master, Ltd. RONALD BOBMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MArch 5, 2021

CAPITAL RETURNS MANAGEMENT, LLC

___________________, 2021

Dear Fellow FBL Financial Group Shareholders:

The attached proxy statement and the enclosed [COLOR] proxy card are being furnished to you, the shareholders of FBL Financial Group, Inc., an Iowa corporation (“FBL” or the “Company”), in connection with the solicitation of proxies by Capital Returns Management, LLC (together with its affiliates, “Capital Returns” or “we”) to oppose the acquisition of FBL by Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (the “FBPCIC”), (the “Merger”) at the special meeting of shareholders of FBL to be held on ________, 2021 (including any adjournments or postponements thereof) (the “Special Meeting”).

Pursuant to the terms and subject to the conditions of the merger agreement entered into by FBL and FBPCIC on January 11, 2021 (the “Merger Agreement”), FBPCIC will acquire all of the outstanding shares of FBL’s Class A common stock, without par value (the “Class A Common Stock”), Class B common stock, without par value (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) that neither FBPCIC nor the Iowa Farm Bureau Federation (the “IFBF”) currently own for $56.00 per share in cash. The merger cannot be completed without the affirmative vote of (i) holders of at least a majority of all outstanding Class A Common Stock and FBL’s Series B cumulative voting preferred stock, without par value (the “Series B Preferred Stock”), voting together as a single class, (ii) holders of at least a majority of all outstanding shares of Class B Common Stock and (iii) holders of at least a majority of all outstanding shares of Common Stock held by all of the holders of outstanding shares of Common Stock excluding IFBF and its affiliates, FBPCIC and its affiliates, and the directors and officers of IFBF and FBPCIC and their affiliates in favor of the adoption of the Merger Agreement.

We believe the Merger is ill-advised and not in the best interest of FBL shareholders. Accordingly, pursuant to the attached proxy statement, we are soliciting proxies from holders of shares of FBL’s Common Stock to vote AGAINST adopting the proposed Merger.

The Special Meeting is scheduled to be held on _______, 2021 at ______ , at __:__ _.m., local time.

We urge you to carefully consider the information contained in the attached proxy statement and then support our efforts by signing, dating and returning the enclosed [COLOR] proxy card today. The attached proxy statement and the enclosed [COLOR] proxy card are first being furnished to the shareholders on or about March ___, 2021.

If you have already voted for management’s proposals relating to the Merger, you have every right to change your vote by signing, dating and returning a later dated proxy card.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free number listed below.

Thank you for your support.

/s/ Ronald Bobman

Ronald Bobman Capital Returns Management, LLC

If you have any questions, require assistance in voting your [COLOR] proxy card,

or need additional copies of the Capital Returns’ proxy materials,

please contact:

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED March 5, 2021

SPECIAL MEETING OF SHAREHOLDERS

OF

FBL FINANCIAL GROUP, INC.

_________________________

PROXY STATEMENT
OF
CAPITAL RETURNS MANAGEMENT, LLC
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED [COLOR] PROXY CARD TODAY

Capital Returns Management, LLC (“Capital Returns Management”), Capital Returns Master, Ltd. (“Capital Returns Master”) and Ronald Bobman (collectively, “Capital Returns” or “we”) are shareholders of FBL Financial Group, Inc., an Iowa corporation (“FBL” or the “Company”), who beneficially own in the aggregate 130,000 shares of Class A common stock, without par value (the “Class A Common Stock”), of the Company.

We are writing to you in connection with the proposed acquisition of FBL by Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (the “FBPCIC”) (the “Merger”). In connection with the proposed Merger, FBL and FBPCIC entered into an Agreement and Plan of Merger on January 11, 2021 (the “Merger Agreement”). The Board of Directors of FBL (the “Board”) has scheduled a special meeting of shareholders for the purpose of considering and voting on certain proposals relating to the proposed Merger (including any adjournments or postponements thereof) (the “Special Meeting”). The Special Meeting is scheduled to be held on _______, 2021 at ______, at __:__ _.m., local time.

Pursuant to this Proxy Statement, Capital Returns is soliciting proxies from holders of Class A Common Stock and Class B common stock, without par value (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) in respect of the following proposals to be considered at the Special Meeting, each as described in greater detail in the proxy statement of FBL on Form PREM14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 12, 2021 (the “FBL Proxy Statement”) for the Special Meeting (such proposals, the “FBL Merger Proposals”):

1.       The Company’s proposal to adopt the Merger Agreement, by and among Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (“FBPCIC”), 5400 Merger Sub, Inc., an Iowa corporation and wholly owned subsidiary of FBPCIC (“Merger Sub”), and the Company (the “Merger Agreement Proposal”);

2.       The Company’s proposal to consider and vote, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

3.       The Company’s proposal to approve the adjournment of the Special Meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement (the “Adjournment Proposal”).

Capital Returns strongly opposes the FBL Merger Proposals because it believes the Merger is ill-advised and not in the best interests of the Company’s shareholders. You should refer to the information set forth under the heading “REASONS FOR THE SOLICITATION” for a more detailed explanation of Capital Returns’ rationale for opposing the FBL Merger Proposals.

We believe that the Merger under-values the Company in a management-friendly transaction that is in no way designed to maximize shareholder value. We believe that to maximize the value of FBL, shareholders should vote AGAINST the FBL Merger Proposals.

The Company has set the close of business on _______, 2021 as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 5400 University Avenue, West Des Moines, Iowa 50266. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. According to the Company, as of the close of business on ______, 2021, there were _________ shares of Common Stock outstanding and 5,000,000 Series B cumulative voting preferred stock, without par value (the “Series B Preferred Stock”).

As of the date hereof, Capital Returns beneficially owns 130,000 shares of Class A Common Stock. We intend to vote our shares of Class A Common Stock AGAINST the FBL Merger Proposals.

This Proxy Statement and [COLOR] proxy card are first being furnished to the Company’s shareholders on or about March __, 2021.

CAPITAL RETURNS URGES YOU TO SIGN, DATE AND RETURN THE [COLOR] PROXY CARD VOTING AGAINST THE FBL Merger Proposals.

THIS SOLICITATION IS BEING MADE BY CAPITAL RETURNS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING OTHER THAN AS DESCRIBED HEREIN. SHOULD OTHER MATTERS, WHICH WE ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED [COLOR] PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY THE COMPANY’S MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE FBL MERGER PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED [COLOR] PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO CAPITAL RETURNS, C/O SARATOGA PROXY CONSULTING LLC, WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting—This Proxy Statement and our [COLOR] proxy card are available at

[Website]

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Capital Returns urges you to sign, date, and return the enclosed [COLOR] proxy card today to vote AGAINST the FBL Merger Proposals.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed [COLOR] proxy card and return it to Capital Returns, c/o Saratoga Proxy Consulting LLC (“Saratoga”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a [COLOR] voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions, require assistance in voting your [COLOR] proxy card,

or need additional copies of the Capital Returns’ proxy materials,

please contact:

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

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BACKGROUND TO THE SOLICITATION

•	Capital Returns is a specialist insurance industry investment manager that was founded in 2003.
•	Capital Returns has owned stock in the Company at various times and purchased a significant position in the stock during 2020.
•	On September 4, 2020, FBPCIC, the IFBF and members of the Company’s management team, as well as members of the Board, made a proposal to take the Company private (the “Take Private Proposal”), a non-binding proposal from the FBPCIC to acquire all of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company that are not currently owned by either the FBPCIC or the IFBF at a purchase price of $47 per share in cash. As of September 4, 2020, the date the Company announced receipt of the proposal, the IFBFB owned approximately 60% of the Company’s Class A Common Stock and approximately 67% of the Company’s Class B Common Stock.
•	On September 15, 2020, the Company filed a Form 8-K announcing formation of the Special Committee of the Board of Directors (the “Special Committee”) to consider the Take Private Proposal.
•	On October 14, 2020, the Company issued a press release announcing that the Special Committee had retained Sidley Austin LLP as legal counsel and Barclays Capital Inc. (“Barclays Capital”) as its financial advisor in connection with its review, evaluation and response to the Take Private Proposal.
•	On December 1, 2020, Capital Returns wrote a letter (the “Letter”), to the Special Committee to remind them of their duty to maximize value for the Company’s unaffiliated shareholders. Capital Returns, as one of the top 20 beneficial shareholders, indicated that it believed that the Take Private Proposal was grossly inadequate. In the Letter, Capital Returns called on the Special Committee to reject the Take Private Proposal. The Letter provided the Special Committee with various analyses, each of which indicated that a more reasonable price for the Company in a transaction like the one contemplated in the Take Private Proposal was substantially above $63 per share. In the Letter, Capital Returns wrote:

“FFG’s excellent track record of returning capital to shareholders, high-quality investment portfolio, specialty distribution model, leadership position in a niche market, and experienced management team justify a premium valuation for a best-in-class asset in the life insurance industry. Further, given the strategic and operational importance of FFG to FBPCIC, FBPCIC is justified, capable and motivated to pay a premium.

We and our fellow shareholders expect the members of the Special Committee to maximize value for FFG’s unaffiliated shareholders. FFG does not need to be sold. However, if it is to be sold, it falls upon you to ensure that any buyer, including FBPCIC, presents a compelling proposal to FFG’s shareholders -- the highest price that can be negotiated – and that FFG’s unaffiliated shareholders, like Capital Returns, receive complete information about the negotiation process and a maximized price.”

•	On December 14, 2020, a representative from Capital Returns spoke by telephone to the Chairman of the Special Committee. During the call, the representative from Capital Returns expressed his view that the Company’s fair value in a buyout should be more than $70 per share.
•	On December 15, 2020, Capital Returns issued a press release (the “Press Release”) that included the Letter and further stated that “comparable transactions involving annuity or life insurance companies – including two transactions in which the Special Committee members themselves were involved – support a price for FBL of at least $70 per share.” Capital Returns further expressed its view that “without an appropriate premium, the Special Committee members should not be pressured by FBPCIC into ending FFG’s independent and successful existence as a public company.”
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•	On December 18, 2020, Capital Returns sent a letter to the Company demanding certain books and records of FBL under Section 490.1602 of the Iowa Code.
•	On January 8, 2021, Capital Returns and the Company signed a non-disclosure agreement to facilitate the delivery of the Company’s books and records as demanded by Capital Returns on December 18, 2020.
•	On January 11, 2020, despite Capital Returns’ Letter and Press Release expressing the belief that the Company is worth at least $70 a share, the Company issued a press release announcing the fact that the Company reached a definitive agreement with FBPCIC, under which FBPCIC will acquire all of the outstanding shares of the Company’s Class A and Class B Common Stock that neither the FBPCIC nor the IFBF own for $56 per share in cash. According to the January 11th press release, the transaction was unanimously approved by the Board and was unanimously recommended by the Special Committee. The January 11th press release also stated that the Special Committee’s recommendation was based on advice from independent financial and legal advisors, as well as a detailed review of FBPCIC’s offer. Paul Larson, chairman of the Special Committee, said that the transaction will deliver immediate cash value to unaffiliated shareholders and will deliver immediate cash value at a significant premium.
•	On January 12, 2021, Capital Returns reiterated its view that the $56 a share cash price, while an increase from the previous offer of $47 share, was nonetheless a “low-ball bid.” Capital Returns further added that the Company is worth “substantially more than” $56 a share. Capital Returns also expressed disappointment in the Special Committee for accepting such a low-ball bid that “appears to be the result of an inadequate process, a conflicted committee and bad math.” Capital Returns continues to believe that a buyer can and should pay more than $70 per share, in line with prior transactions of this type in the industry.
•	On February 12, 2021, the Company filed the FBL Proxy Statement for a special meeting of shareholders of the Company at which it will seek approval of the Merger Agreement.
•	On March 5, 2021, Capital Returns filed a preliminary proxy statement, seeking to solicit its fellow FBL shareholders to vote against the Merger Agreement.

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REASONS FOR THE SOLICITATION

We believe the consideration offered in the Merger is grossly inadequate and unfair to unaffiliated shareholders.

Capital Returns has been an investor in the insurance industry since 2003, and we were one of FBL’s top 20 shareholders at the time of the announcement of the transaction. We have long appreciated the strength of FBL’s core business and its value proposition, particularly the important role it plays with respect to FBPCIC.

We were surprised and disappointed that FBL and its Special Committee agreed to the buyout by affiliates for $56 per share, a price we regard as significantly below the fair price for FBL and significantly below the price that FBPCIC and IFBF could pay for the shares of FBL that they did not already own. We had communicated our views regarding the fair value of FBL in a transaction with FBPCIC and IFBF and had provided the Special Committee with data justifying our view that the stock in such a transaction was worth more than $70 per share.

Precedent Transactions were Completed at Much Higher Multiples

There have been four complete acquisitions of publicly traded life insurance companies since 2014. The multiples at which these transactions were completed, if applied to FBL, would imply a value for FBL of $91.41 per share, as shown in the table below.

WHOLE PUBLIC COMPANY U.S. LIFE INSURANCE M&A
				SALE PRICE	VALUATION
Ann. Date	Buyer	Acquired Target	Business Lines	(billion)	P/B ex AOCI	P/B
Feb '20	Fidelity National	FG Holdings	Annuities, Life	$2.7	1.65x	1.25x
Aug. '15	Sumitomo Life	Symetra	Life, Annuities, Benefits	$3.7	1.56x	1.19x
July '15	Meiji Yasuda	StanCorp	Benefits, Life	$5.0	2.24x	2.17x
June '14	Dai-ichi Life	Protective Life	Life, Annuities	$5.7	1.68x	1.29x
Average					1.78x	1.48x

FBL Book Value per Share (12/31/2020)					$45.16	$69.24

Indicated FBL Per Share Valuation per Comparable Transactions					$80.50	$102.32

Implied Value per FBL Share (Average of Two Approaches)						$91.41

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Three recent life insurance transactions were consummated in 2020. One related to the whole acquisition of a publicly traded life insurer (FG Holdings), a second related to the acquisition of a privately owned life insurer (Global Atlantic), while the third related to the purchase of only a minority interest in a life insurer (AEL). We believe all three are indicative of the multiples and prices that an arm’s length buyer would pay for FBL. The multiples of these three transactions indicate a value for FBL of $65.58 per share.

RECENT LIFE INSURANCE TRANSACTIONS
				PRICE	VALUATION
Ann. Date	Buyer/Investor	Target	Business Lines	(billion)	P/B ex AOCI	P/B
Oct '20	Brookfield (9.9%)	AEL	Annuities, Life	$0.3	1.28x	0.78x
July '20	KKR	Global Atlantic	Life, Annuities, Benefits	$4.4	1.00x	1.08x
Feb '20	Fidelity National	FG Holdings	Annuities, Life	$2.7	1.65x	1.25x
Average					1.31x	1.04x

FBL Book Value per Share (12/31/2020)					$45.16	$69.24

Indicated FBL Per Share Valuation per Recent Life Insurance Transactions					$59.16	$72.01

Implied Value per FBL Share (Average of Two Approaches)						$65.58

Another recent comparable transaction included the purchase of a publicly traded insurance company by an affiliated mutual insurer. In our view, this is another excellent comparable acquisition transaction for its structural and geographic similarities. In 2019, Iowa headquartered Employers Mutual Casualty Company acquired its publicly traded affiliate, EMC Insurance Group Inc. (“EMCI”); in fact, Iowa headquartered EMCI was listed in FBL’s 2019 proxy statement as a “peer” for executive compensation purposes. EMCI’s Board formed a Special Committee that led the negotiations with the affiliated buyer, achieving a price that represented 1.3x EMCI’s GAAP book value, substantially higher than the initial offer. Applying a similar multiple to Iowa-based FBL’s current book value per share yields a price of $90 per share.1

We Believe that the Opinion Rendered by FBL’s Financial Advisor Was Based on a Flawed Analysis

In its analysis of precedent life insurance transactions to support its fairness opinion, the financial advisor to FBL’s special committee surprisingly excluded very comparable and relevant transactions and included an unsolicited proposal that was deemed inadequate by the company to whom it was sent. The financial advisor only included two “transactions” in its comparable transaction analysis – and only one of them was an actual transaction. The decision by the financial advisor to exclude relevant transactions and include a proposed and rejected transaction materially affected the analysis and makes the opinion, in our view, unhelpful in considering the transaction.

The financial advisor to the Special Committee included in its analysis an unsolicited, proposed acquisition of American Equity Investment Life Holding Company (“AEL”) by Athene Holding Ltd. and Massachusetts Mutual Life Insurance Company in September 2020. However, not only was this transaction never completed, but the parties never even engaged in mutual negotiations. AEL rejected the unsolicited proposal and instead elected to pursue an independent path. We do not believe an unsolicited, unconsummated transaction provides any helpful information about the value of AEL or, by extension, about FBL.

1 Source: FactSet. Data based on FBL’s book value per share of $69.24 as of March 2, 2021.

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The financial advisor’s analysis of comparable transactions inexplicably ignores what is, to our knowledge, the only acquisition of a publicly traded life insurance company in over five years: FNF’s acquisition of FGL in 2020, which valued the target at a price to book value multiple (excluding Accumulated Other Comprehensive Income (AOCI)) of 1.65x. At that multiple, FBL would be valued at $74.51 per share.

We believe that the financial advisor’s limited comparable transaction analysis is flawed both for a non-transaction that it included and for a perfectly comparable transaction it excluded, and should not have been relied upon by the Special Committee. We also do not believe the analysis provides a reasonable foundation for shareholders in making a decision about the value of FBL.

We Believe that the Proposed Merger Undervalues the Strategic Value of FBL to FBPCIC as well as its Recent Performance and Competitive Positioning

A majority of the FBL’s employees – including its executive officers – also provide services to FBPCIC. FBPCIC employs no personnel and relies entirely upon FBL’s employees, management and executives to operate its business. FBL’s employees perform nearly every task, function and operation of FBPCIC, including providing general administrative and management services as well as investment advisory services. The two companies have common executive management, and FBL is the employer of all FBPCIC staff.

In our view, an analysis of comparable transactions (even one that properly includes all and only relevant transactions) fails to fully capture the value of this unusually asymmetrical relationship between FBL and FBPCIC. FBL has 1,754 employees, without the support of which FBPCIC would be unable to function. FBPCIC’s day-to-day operations are utterly reliant upon FBL, and we believe the critically dependent nature of this relationship justifies a premium valuation for FBL.

In addition to its strategic importance to FBPCIC, FBL generally enjoys a strong competitive advantage in an attractive market, in our view. Having received its broker-dealer license in 2019, the Company can expand into providing fee-based wealth management services to its existing clients, further diversifying its revenue streams. The number of wealth management advisors has more than doubled since 2019, and the Company continues to invest in this strategy. This initiative, in which the Company is able to tap into its growing distribution network, is evidence in our view of FBL’s cross-selling expertise, which has always been a core strength.

The Company’s capital and liquidity positions are strong, and it has continued to pay larger and larger quarterly dividends and repurchase FBL shares. In addition, in each of the last eight years, FBL has paid a special cash dividend to its shareholders of between $1.50 and $2.00 per share. In 2020 and 2019 respectively, total dividends, including ordinary and special, totaled $3.50 and $3.42 per share, respectively. Since 2016, FBL has paid more than $17.50 per share in dividends to shareholders. FBL’s leverage is also low relative to its peers, with a long-term debt to total capital ratio of 6.1% vs. the peer median2 of 22.0%.3

We Are Concerned by the Actual and Potential Conflicts of Interest Involved in the Proposed Merger

The close relationship between FBL and FBPCIC presents what we believe are difficult conflicts of interest that cast doubt on the ability of the FBL Special Committee to conduct arm’s length negotiations with FBPCIC. Every member of the FBL Board of Directors serves with the approval of the IFBF, and the three entities (FBL, FBPCIC and IFBF) share directors, executives and employees. The three members of the Special Committee – Roger Brooks, Paul Juffer, and Paul Larson – have served on the FBL Board for an average of 11 years.

2 Peers include American Equity Investment Life Holding Company (“AEL”), CNO Financial Group, Inc. (“CNO”), Prudential Financial, Inc. (“PRU”), and Unum Group (“UNM”).

3 Source: FactSet. Data as of March 2, 2021.

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FBPCIC’s ownership stake in FBL is so significant that representatives from the Special Committee’s financial advisor deemed any solicitation of offers from potential third-party buyers other than FBPCIC and its affiliates “futile.” As a result, the Special Committee did not actively solicit competing bids for FBL. The Company’s proxy statement suggests that the Special Committee named the price at which it would be willing to support a transaction -- “in the mid $50’s” -- to FBPCIC’s financial advisor early in the negotiations and before completing its analytical work. We do not believe this approach to negotiation was the best way to maximize the price that FBL’s shareholders would receive.

Publicly Traded Life Insurance Stocks Have Increased More than 43% Since the Undisturbed Date (September 3, 2020) Immediately Preceding the Initial Acquisition Proposed

We believe the proposed purchase price is inadequate in light of the rally in life insurance stocks since the time FBPCIC first publicly indicated its interest in taking FBL private. Over that time period (from September 3, 2020 to March 3, 2021), the S&P 500 Life Insurance Index (S5LIFE) has returned 43%. We believe that in the absence of a transaction, FBL stock would likely have performed approximately in line with other life insurance companies and the stock would likely have appreciated. Notably, the agreed upon acquisition price is only 50% greater than FBL’s September 3, 2020 closing price of $37.25 per share. In this light, we do not believe the price is much higher than the price at which FBL would likely be trading in the public markets.

We Believe that the Proposed Merger Fails to Account for FBL’s Trading History and Current Market Conditions for FBL and Other Life Insurance Companies

We believe that FBL’s own trading history demonstrates the inadequacy of FBPCIC’s proposal. For a year-long period between March 1, 2019 and March 1, 2020, when FBL’s stock price began to decline in a manner consistent with the broader market in response to the pandemic, FBL’s stock price closed below $56 per share on just 23 days. And while the pandemic has weighed upon the share price, we do not believe the pandemic has meaningfully affected the intrinsic value of FBL or its strategic value to FBPCIC.

The average closing price of FBL stock over the three and five years prior to March 1, 2020 was $68 per share and $66 per share, respectively. Notably, no member of the Special Committee sold any of their stock even at these prices. The last sale of FBL stock among the Special Committee members was in December 2016 at a price of $80 per share, at a time when FBL’s book value per share was substantially lower than it is today.4

This trading price history does not just involve third party investors and the individual Board members as investors. In fact, the FBL Board itself authorized the purchase of FBL stock by the Company in 2018 and 2019. It is logical to assume that the Board thought the trading price of the stock was below the intrinsic value of the Company and therefore a good use of the Company’s cash. The average purchase price during those years was $68 per share and $69 per share, respectively.

Subsequent to the transaction’s announcement on January 11, 2021, FBL’s common stock has traded above the $56 per share offer price, with a volume-weighted average price of $56.68 from January 11 to March 1. This, along with the widening spread between the trading price and the offer price5 suggests to us that the market is similarly skeptical that FBPCIC’s proposal represents maximum value for FBL’s shareholders.

We Do Not Believe that FBL Needs this Transaction

To reiterate what we said in our December 2020 letter to the Special Committee, we are happy continuing to own an independent FBL.

If FBPCIC believes that there are benefits to be gained by combining, we believe that it should entice FBL’s unaffiliated shareholders with a compelling price that reflects previous comparable transactions, FBL’s strong performance and financial position, and FBL’s immense strategic importance to FBPCIC.

4 Paul Larson sold 3,000 shares on December 14, 2016 for an average price of $79.82.

5 Shares of FBL common stock closed at $57.61 on March 2, 2021, an increase of nearly $1.50 since the day the transaction was announced.

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We also have serious concerns regarding the valuation opinion that was used by the Special Committee in its review of the proposed transaction as well as the conflicts of interest inherent in the relationship between the two entities.

We do not believe that the current proposal of $56 per share justifies ending FBL’s successful existence as a publicly traded company.

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PROPOSAL NO. 1

MERGER AGREEMENT PROPOSAL

In connection with the Merger, you are being asked by the Company to approve the Merger Agreement Proposal. Under the Merger Agreement, and as discussed in detail in the FBL Proxy Statement, the Company is required to obtain, as a condition to the Merger, the approval of its shareholders for the Merger Agreement Proposal. Approval of the Merger Agreement Proposal requires the affirmative vote of (i) holders of at least a majority of all outstanding shares of Class A Common Stock and Series B Preferred Stock, voting together as a single class, (ii) holders of at least a majority of all outstanding shares of Class B Common Stock and (iii) holders of at least a majority of all outstanding shares of Common Stock held by all of the holders of outstanding shares of Common Stock (excluding IFBF and its affiliates, FBPCIC and its affiliates, and the directors and officers of IFBF, FBPCIC and each of their respective affiliates). Pursuant to FBL’s Fifth Restated Bylaws, as amended, and Restated Articles of Incorporation, shares of Common Stock are entitled to one vote per share and shares of Series B Preferred Stock are entitled to two votes per share.

For the reasons discussed in the “Reasons for the Solicitation” section of this Proxy Statement, we oppose the proposed Merger as we believe that the Merger is not in the best interests of the Company and its shareholders. To that end, we are soliciting your proxy to vote AGAINST the Merger Agreement Proposal at the Special Meeting.

We urge you to demonstrate your opposition to the proposed Merger and to send a message to the Board that the proposed Merger is not in the best interest of FBL’s shareholders by signing, dating and returning the enclosed [COLOR] proxy card as soon as possible.

CAPITAL RETURNS urges you to vote “AGAINST” THE Merger Agreement proposal ON THE ENCLOSED [COLOR] PROXY CARD and intendS to vote ITS shares “against” this proposal.

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PROPOSAL NO. 2

COMPENSATION PROPOSAL

You are being asked by FBL to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. Accordingly, the Company is asking shareholders to vote for the following resolution:

“RESOLVED, that the shareholders of FBL Financial Group, Inc. approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of FBL Financial Group, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Special Factors—Interests of Directors and Executive Officers in the Merger—Quantification of Potential Payments to the Company’s Named Executive Officers in Connection with the Merger,” beginning on page 64 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

According to the FBL Proxy Statement, the vote is advisory in nature and, therefore, is not binding upon the Company or the Board, and approval of the Compensation Proposal is not a condition to completion of the Merger. Because the merger-related executive compensation to be paid in connection with the Merger is based on the terms of the Merger Agreement, as well as the contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the Merger Agreement is adopted (subject only to the contractual conditions applicable thereto).

CAPITAL RETURNS urges you to vote “AGAINST” THE COMPENSATION proposal ON THE ENCLOSED [COLOR] PROXY CARD and intendS to vote ITS shares “against” this proposal.

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PROPOSAL NO. 3

Adjournment PROPOSAL

You are being asked by FBL to approve a proposal that will give the Board authority to adjourn the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

CAPITAL RETURNS urges you to vote “AGAINST” THE ADJOURNMENT proposal ON THE ENCLOSED [COLOR] PROXY CARD and intendS to vote ITS shares “against” this proposal.

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Consequences of Defeating the FBL Merger Proposals

The approval of the Merger Agreement Proposal by FBL shareholders is a condition to the obligations of FBPCIC and FBL to complete the Merger. Under specified circumstances, FBL and/or FBPCIC may be required to reimburse the other party for the expenses it incurred in connection with the Merger Agreement. For example, FBL will be required to reimburse FBPCIC reasonable out-of-pocket fees and expenses (including reasonable legal fees and expenses) up to $5,279,229 (the “Fee Reimbursement”) if FBPCIC or FBL terminates the Merger Agreement because a proposal to adopt the Merger Agreement was submitted to a vote of shareholders of FBL and not approved. If the Merger Agreement Proposal is not approved by FBL shareholders, the Merger cannot be consummated and, instead, FBL will remain a public company and such shares of Common Stock will continue to be registered under the Exchange Act, and listed and traded on the New York Stock Exchange. FBL has agreed to pay FBPCIC a termination fee of $18,477,300 (the “Termination Fee”) if FBPCIC terminates the Merger Agreement following an adverse Company recommendation or FBL willfully and materially breaches its non-solicitation or related covenants under the Merger Agreement as described below and in the FBL Proxy Statement.

Pursuant to the Merger Agreement, except as described in the FBL Proxy Statement, FBL will not, nor will it authorize or permit any of its subsidiaries or any of its or their respective officers, directors or employees (in their capacities as such) to, and it will direct its investment bankers, attorneys, accountants, consultants and other advisors and representatives (we refer to such officers, directors and employees (in their capacities as such) and investment bankers, attorneys, accountants, consultants and other advisors or representatives, collectively, as “representatives”) not to, directly or indirectly: (i) initiate, solicit, encourage, induce, or knowingly facilitate or assist any inquiries or the making, submission, announcement or commencement of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal; (ii) approve, adopt or recommend, or propose to approve, adopt or recommend, any Acquisition Proposal (as defined in the FBL Proxy Statement) or execute or enter into any contract, binding letter of intent or agreement in principle relating to, or that would reasonably be expected to lead to any acquisition proposal (other than a confidentiality agreement between FBL and a person making an acquisition proposal entered into in accordance with the Merger Agreement and on terms and conditions customary with respect to transactions of the nature contemplated by such acquisition proposal (an “acceptable confidentiality agreement”)); (iii) enter into any contract or agreement in principle requiring FBL to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the Merger Agreement or breach its obligations thereunder, or propose or agree to do any of the foregoing; (iv) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide or furnish any non-public information or data relating to FBL or any of its subsidiaries or afford access to the business, properties, assets, books and records or personnel of the Company or any of its subsidiaries to any person (other than FBPCIC, Merger Sub, or any of their respective affiliates or representatives) with the intent to initiate, solicit, encourage, induce or assist with the making, submission, announcement or commencement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal; or (iv) otherwise knowingly facilitate any effort or attempt to make any acquisition proposal.

As described in the FBL Proxy Statement, the Company has agreed that it will, and will cause each of its affiliates and its or their respective officers, directors or employees (in their capacities as such) and direct its other representatives to, immediately cease all solicitations, discussions, negotiations and access to nonpublic information with, to or by any person (other than FBPCIC, Merger Sub, or any of their respective affiliates or representatives) that may be ongoing as of the date of the Merger Agreement with respect to any proposal that constitutes or would reasonably be expected to lead to an acquisition proposal.

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As described in the FBL Proxy Statement, if, prior to the time shareholders approve the proposal to adopt the Merger Agreement, (i) FBL receives an unsolicited bona fide written acquisition proposal that did not result from FBL or its representatives taking any actions prohibited under the Merger Agreement, (ii) the Special Committee determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and (iii) after consultation with its outside financial advisors and outside legal counsel, the Special Committee determines that failure to take the actions below with respect to such acquisition proposal would be inconsistent with its fiduciary duties under Iowa law, then FBL may in response to such acquisition proposal: (a) furnish access and non-public information with respect to FBL and its subsidiaries to the person who has made such acquisition proposal pursuant to an acceptable confidentiality agreement meeting certain requirements specified by the Merger Agreement (as long as all such information provided to such person has previously been provided to FBPCIC or is provided to FBPCIC prior to or within the 24-hour period following the time at which it is provided to such person) and (b) participate in discussions and negotiations with such person regarding such acquisition proposal.

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VOTING AND PROXY PROCEDURES

According to the FBL Proxy Statement, only shareholders of record on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Each share of Common Stock Common Stock is entitled to one vote per share and each share of Series B Preferred Stock is entitled to two votes per share. Shareholders who sell shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.

Shares of Common Stock represented by properly executed [COLOR] proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted AGAINST the Merger Agreement Proposal, AGAINST the Compensation Proposal, and AGAINST the Adjournment Proposal, and, in the discretion of the persons named as proxies, on all other matters as may properly come before the Special Meeting.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

According to the FBL Proxy Statement, the presence by the holders of a majority of each of the shares of Class A Common Stock, the Class B Common Stock and Series B Preferred Stock of the Company entitled to vote on the Record Date will constitute a quorum. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of the quorum determination.

According to the FBL Proxy Statement, if you hold shares of Common Stock in “street name” through a broker, bank, or other nominee, you should refer to the proxy card or the information forwarded by such broker, bank or other nominee to see what voting options are available to you. Without your specific instruction, a broker, bank or other nominee may only vote your shares on “routine” proposals and may not vote your shares on “non-routine” matters. It is expected that the FBL Merger Proposals to be voted on at the Special Meeting are considered “non-routine” proposals which your bank, broker, or other nominee cannot vote on your behalf, resulting in a “broker non-vote.” As a result, if you hold your shares of Common Stock in “street name” and you do not provide voting instructions, your shares of Common Stock will have the same effect as a vote “against” the Merger Agreement Proposal, but shall be of no effect with respect to the Compensation Proposal and shall be of no effect with respect to the Adjournment Proposal.

VOTES REQUIRED FOR APPROVAL

Approval of the Merger Agreement Proposal: According to the FBL Proxy Statement, the affirmative vote of (i) holders of at least a majority of all outstanding shares of Class A Common Stock and Series B Preferred Stock, voting together as a single class, (ii) holders of at least a majority of all outstanding shares of Class B Common Stock and (iii) holders of at least a majority of all outstanding shares of Common Stock held by all of the holders of outstanding shares of Common Stock (excluding IFBF and its affiliates, FBPCIC and its affiliates, and the directors and officers of IFBF, FBPCIC and each of their respective affiliates). Pursuant to the Company’s Fifth Restated Bylaws, as amended, and Restated Articles of Incorporation, each of the shares of Class A Common Stock and Class B Common Stock are entitled to one vote per share and shares of Series B Preferred Stock are entitled to two votes per share. FBL has indicated that abstentions and broker non-votes will have the same effect as a vote “against” the approval of the Merger Agreement Proposal.

Approval of the Compensation Proposal: According to the FBL Proxy Statement, the approval of the Compensation Proposal requires the affirmative vote of (i) holders of at least a majority of the shares of Class A Common Stock and shares of Series B Preferred Stock present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the shares of Class B Common Stock present or represented and entitled to vote either in person or by proxy. FBL has indicated that abstentions from voting will have the same effect as a vote “against” the Compensation Proposal.

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Approval of the Adjournment Proposal (if necessary): According to the FBL Proxy Statement, the approval of Adjournment Proposal requires the affirmative vote of (i) holders of at least a majority of the shares of Class A Common Stock and shares of Series B Preferred Stock present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the shares of Class B Common Stock present or represented and entitled to vote either in person or by proxy. FBL has indicated that abstentions from voting will have the same effect as a vote “against” the Adjournment Proposal. The Company has indicated that abstentions will have the same effect as a vote “against” the Adjournment Proposal.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting in person. Your attendance alone at the Special Meeting will not in and of itself constitute revocation of a proxy. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Capital Returns in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Secretary of the Company to Secretary, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Capital Returns in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Saratoga may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies against the FBL Merger Proposals.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Capital Returns. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Capital Returns has entered into an agreement with Saratoga Proxy Consulting LLC (“Saratoga”) for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $_______, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Capital Returns has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. Capital Returns will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Saratoga will employ approximately __ persons to solicit shareholders for the Special Meeting.

The entire expense of soliciting proxies is being borne by Capital Returns. Costs of this solicitation of proxies are currently estimated to be approximately $______ (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Capital Returns estimates that through the date hereof its expenses in connection with this solicitation are approximately $_____. Capital Returns intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. Capital Returns does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Q:	When and where is the Special Meeting?
A:	The Special Meeting will take place on _______, at ________.
Q:	Who is entitled to vote at the Special Meeting?
A:	Only holders of record of shares of Common Stock and shares of Series B Preferred Stock as of the close of business on _________, the Record Date for the Special Meeting, are entitled to vote at the Special Meeting. You will be entitled to one vote on each of the FBL Merger Proposals presented in this proxy statement for each share of Common Stock or share of Series B Preferred Stock that you held on the Record Date.
Q.	What am I being asked to vote on at the Special Meeting?
A.	You are being asked to vote on the following three proposals:
•	to approve the Merger Agreement Proposal;
•	to approve the Compensation Proposal; and
•	to approve the Adjournment Proposal.

No other business will be conducted at the Special Meeting.

Please see the sections entitled “Proposal 1: Merger Agreement Proposal”, “Proposal 2: Compensation Proposal”, and “Proposal 3: Adjournment Proposal” for more about each of these proposals.

Q:	How should I vote on the FBL Merger Proposals?
A:	We recommend that you vote “AGAINST” the Merger Agreement Proposal, “AGAINST” the Compensation Proposal, and “AGAINST” the Adjournment Proposal on the enclosed [COLOR] proxy card.
Q.	What vote is required to approve the Merger Agreement Proposal?
A.	The approval of the Merger Agreement Proposal requires the affirmative vote of (i) holders of at least a majority of all outstanding shares of Class A Common Stock and Series B Preferred Stock, voting together as a single class, (ii) holders of at least a majority of all outstanding shares of Class B Common Stock and (iii) holders of at least a majority of all outstanding shares of Common Stock held by all of the holders of outstanding shares of Common Stock (excluding IFBF and its affiliates, FBPCIC and its affiliates, and the directors and officers of IFBF, FBPCIC and each of their respective affiliates). Pursuant to the Company’s Fifth Restated Bylaws, as amended, and Restated Articles of Incorporation, each of the shares of Class A Common Stock and Class B Common Stock are entitled to one vote per share and shares of Series B Preferred Stock are entitled to two votes per share. FBL has indicated that abstentions and broker non-votes will have the same effect as a vote “against” the approval of the Merger Agreement Proposal.
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Q.	What vote is required to approve the Compensation Proposal?
A.	The approval of the Compensation Proposal requires the affirmative vote of (i) holders of at least a majority of the shares of Class A Common Stock and shares of Series B Preferred Stock present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the shares of Class B Common Stock present or represented and entitled to vote either in person or by proxy. FBL has indicated that abstentions from voting will have the same effect as a vote “against” the Compensation Proposal.
Q.	What vote is required to approve the Adjournment Proposal (if necessary)?
A.	The approval of Adjournment Proposal, if necessary, requires the affirmative vote of (i) holders of at least a majority of the shares of Class A Common Stock and shares of Series B Preferred Stock present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the shares of Class B Common Stock present or represented and entitled to vote either in person or by proxy. FBL has indicated that abstentions from voting will have the same effect as a vote “against” the Adjournment Proposal. FBL has indicated that abstentions from voting will have the same effect as a vote “against” the Adjournment Proposal.
Q.	How do I vote?
A.	Shareholder of Record. If you are a shareholder of record, you may have your shares of Common Stock voted on the matters to be presented at the Special Meeting in the following ways:
•	telephone, using the toll-free number listed on your proxy and voting instruction card;
•	internet, at the address provided on your proxy and voting instruction card; or
•	mail, please mark, sign, date, and return the enclosed [COLOR] proxy card in the accompanying prepaid reply envelope.

Beneficial Owner. If you hold shares of Common Stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by it regarding how to instruct it to vote your common shares. Without those instructions, your shares of Common Stock of the Company will not be voted, which will have the same effect as voting “against” adoption of the Merger Agreement.

Participant in Farm Bureau 401(k) Savings Plan. If you hold shares of Common Stock in the Company stock fund investment option of the Farm Bureau 401(k) Savings Plan (the “Company Stock Fund”), the voting instructions you select pursuant to the applicable procedures under the 401(k) plan will be given to the Company Stock Fund trustee. All shares held in the Company Stock Fund are voted by trustee, but each participant may direct the trustee on how to vote the common shares credited to his or her account. Shares for which no timely voting instructions are received will be voted by the trustee in the same ratio as to those shares for which participant instructions are received.

Q:	How important is my vote?
A:	Your vote “AGAINST” each of the Merger Agreement Proposal, Compensation Proposal and Adjournment Proposal is very important, and you are encouraged to submit a [COLOR] proxy card as soon as possible.

According to the FBL Proxy Statement, the Merger cannot be completed unless the Merger Agreement Proposal is approved by FBL shareholders.

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We urge you to demonstrate your opposition to the proposed Merger and to send a message to the Board that the proposed Merger is not in the best interest of FBL shareholders by signing, dating and returning the enclosed [COLOR] proxy card as soon as possible.

Q:	What happens if the Merger is not completed?
A:	If the Merger is not consummated for any reason, the Company’s shareholders of Common Stock will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, FBL will remain a public company and such shares of Common Stock will continue to be registered under the Exchange Act, and listed and traded on the New York Stock Exchange. Under specified circumstances, if the Merger Agreement is terminated, FBL may be required to pay FBPCIC a termination fee of $18,477,300 or to reimburse the out-of-pocket expenses that FBPCIC, Merger Sub and their respective affiliates incurred in connection with the merger up to a maximum of $5,279,229.
Q:	Where can I find additional information concerning FBL and the Merger?
A:	Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in FBL Proxy Statement in connection with the Special Meeting, including:
•	a summary term sheet of the Merger;
•	the terms of the Merger Agreement and the Merger and related transactions;
•	any reports, opinions and/or appraisals received by FBL in connection with the Merger;
•	past contacts, transactions and negotiations by and among the parties to the Merger and their respective affiliates and advisors;
•	federal and state regulatory requirements that must be complied with and approvals that must be obtained in connection with the Merger;
•	the trading prices of FBL stock over time;
•	the compensation paid and payable to FBL’s directors and executive officers; and
•	appraisal rights and dissenters’ rights.

We take no responsibility for the accuracy or completeness of information contained in the FBL Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

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Q.	What do I need to do now?
A.	Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this Proxy Statement, please submit your [COLOR] proxy card promptly to ensure that your shares are represented at the Special Meeting. If you hold your shares of Common Stock in your own name as the shareholder of record, please submit your proxy for your shares of Common Stock by completing, signing, dating and returning the enclosed [COLOR] proxy card in the accompanying prepaid reply envelope. If you decide to attend the Special Meeting and vote your shares of Common Stock in person, your vote by ballot at the Special Meeting will revoke any proxy previously submitted. If you are a beneficial owner of shares of Common Stock, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed [COLOR] proxy card today to vote AGAINST the FBL Merger Proposals.

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ADDITIONAL PARTICIPANT INFORMATION

The members of Capital Returns are participants in this solicitation. The principal business of Capital Returns Master is investing in securities. Capital Returns Management serves as the investment manager of Capital Returns Master. Mr. Bobman serves as President of Capital Returns Management.

The address of the principal office of each of Capital Returns Master, Capital Returns Management, and Mr. Bobman is 641 Lexington Avenue, 18th Floor, New York, NY 10022.

As of the date hereof, Capital Returns Master directly owned 130,000 shares of Class A Common Stock. As the investment manager of Capital Returns Master, Capital Returns Management may be deemed to beneficially own the 130,000 shares of Class A Common Stock owned directly by Capital Returns Master. Mr. Bobman, as President of Capital Returns Management, may be deemed to beneficially own the 130,000 shares of Class A Common Stock owned directly by Capital Returns Master.

The shares of Class A Common Stock purchased by Capital Returns Master were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted, as set forth in Schedule I.

As set forth on Schedule I attached hereto, Capital Returns Master purchased over the counter market American-style call options referencing an aggregate of 61,500 shares of Class A Common Stock, which had an exercise price of $55.00 per share and expired on January 15, 2021 (the “January 2021 Call Options”). Capital Returns Master sold short certain of the January 2021 Call Options in the over the counter market referencing an aggregate of 5,000 shares of Class A Common Stock. Additionally, Capital Returns Master exercised the remaining January 2021 Call Options and thereby acquired an aggregate of 56,500 shares of Class A Common Stock. Accordingly, Capital Returns Master no longer has any exposure to the January 2021 Call Options.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Special Meeting.

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There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

FUTURE SHAREHOLDER PROPOSALS

According to the FBL Proxy Statement, if the Merger is completed, FBL does not expect to hold its annual meeting of shareholders in 2021 (the “2021 Annual Meeting”). If the Merger is not completed, you will continue to be entitled to attend and participate in the 2021 Annual Meeting. FBL will hold the 2021 Annual Meeting only if the Merger has not already been completed.

If FBL holds the 2021 Annual Meeting prior to the completion of the Merger, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the 2021 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act and FBL’s Fifth Restated Bylaws, as amended (the “Bylaws”). Any proposal that a shareholder wishes to include in proxy materials for the 2021 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must have been received a reasonable time before the Company prints its proxy materials and must be submitted in compliance with the rule. Proposals should be submitted in writing to Secretary, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266.

Any proposal that a shareholder wishes to propose for consideration at the 2021 Annual Meeting, but does not seek to include in FBL’s proxy statement under applicable SEC rules, must be submitted in accordance with the Bylaws. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with the Bylaws.

If FBL’s Corporate Secretary receives any shareholder proposal at the address listed above after a reasonable time before FBL prints proxy materials that is intended to be presented at the 2021 Annual Meeting without inclusion in the proxy statement for the meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2021 Annual Meeting is based on information contained in the FBL Proxy Statement. The incorporation of this information in this Proxy Statement should not be construed as an admission by Capital Returns that such procedures are legal, valid or binding.

OTHER MATTERS AND ADDITIONAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. Capital Returns will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Saratoga Proxy Consulting LLC, at the following address or phone number: 520 8th Avenue, 14th Floor, New York, New York 10018, or call toll free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

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Capital Returns is unaware of any other matters to be considered at the Special Meeting. However, should other matters, which Capital Returns is not aware of a reasonable time before this solicitation, be brought before the Special Meeting, the persons named as proxies on the enclosed [COLOR] proxy card will vote on such matters in their discretion.

Capital Returns has omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the FBL Proxy Statement. This disclosure includes, among other things, detailed information relating to the background, reasons for, terms and consequences of the Merger, including risk factors, financial and pro forma information, tax consequences, accounting treatment, description of business conducted by FBL, description and share price information of the FBL Stock, and interest of officers and directors of FBL in the Merger.

See Schedule II for information regarding persons who beneficially own more than 5% of the outstanding shares of Common Stock and the ownership of the shares of Common Stock by the management and directors of FBL.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Capital Returns Management, LLC

_______, 2021

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SCHEDULE I

TRANSACTIONS IN SECURITIES OF the Company
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase / Sale

CAPITAL RETURNS MASTER, LTD.

Purchase of Class A Common Stock	60,000	09/08/2020
Purchase of Class A Common Stock	641	09/14/2020
Purchase of Class A Common Stock	4,183	09/15/2020
Purchase of Class A Common Stock	15,176	09/16/2020
Purchase of Class A Common Stock	5,307	09/17/2020
Sale of Class A Common Stock	(10,000)	09/21/2020
Sale of Class A Common Stock	(1,100)	09/22/2020
Sale of Class A Common Stock	(100)	09/23/2020
Sale of Class A Common Stock	(10,000)	10/01/2020
Sale of Class A Common Stock	(10,000)	10/02/2020
Sale of Class A Common Stock	(10,000)	10/05/2020
Sale of Class A Common Stock	(1,771)	10/07/2020
Purchase of Class A Common Stock	3,049	10/13/2020
Purchase of Class A Common Stock	8,036	10/14/2020
Purchase of Class A Common Stock	271	10/15/2020
Purchase of Class A Common Stock	4,729	10/19/2020
Purchase of Class A Common Stock	6,200	10/20/2020
Purchase of Class A Common Stock	5,000	11/23/2020
Purchase of January 15, 2021 Call Options ($55.00 Strike Price)[1]	22,300	11/23/2020
Purchase of Class A Common Stock	13,000	11/24/2020
Purchase of January 15, 2021 Call Options ($55.00 Strike Price)[1]	5,100	11/24/2020
Purchase of Class A Common Stock	5,000	11/25/2020
Purchase of January 15, 2021 Call Options ($55.00 Strike Price)[1]	5,100	11/25/2020
Purchase of Class A Common Stock	2,000	11/27/2020
Purchase of January 15, 2021 Call Options ($55.00 Strike Price)[1]	1,000	11/27/2020
Purchase of Class A Common Stock	14,958	11/30/2020
Purchase of January 15, 2021 Call Options ($55.00 Strike Price)[1]	3,000	11/30/2020
Purchase of Class A Common Stock	5,042	12/01/2020
Purchase of Class A Common Stock	3,000	12/02/2020
Purchase of Class A Common Stock	3,000	12/03/2020
Purchase of Class A Common Stock	3,000	12/04/2020
Purchase of Class A Common Stock	5,000	12/07/2020
Purchase of January 15, 2021 Call Options ($55.00 Strike Price)[1]	5,000	12/07/2020
Purchase of Class A Common Stock	7,500	12/08/2020
Purchase of January 15, 2021 Call Options ($55.00 Strike Price)[1]	4,000	12/08/2020
Purchase of January 15, 2021 Call Options ($55.00 Strike Price)[1]	10,000	12/09/2020
Purchase of January 15, 2021 Call Options ($55.00 Strike Price)[1]	6,000	12/10/2020
Purchase of Class A Common Stock	5,000	12/11/2020
Purchase of Class A Common Stock	10,000	12/14/2020
Purchase of Class A Common Stock	1,560	12/15/2020
Purchase of Class A Common Stock	100	12/16/2020
Purchase of Class A Common Stock	2,219	12/17/2020
Purchase of Class A Common Stock	2,389	12/22/2020
Purchase of Class A Common Stock	5,000	01/04/2021
Purchase of Class A Common Stock	5,000	01/05/2021
Sale of January 15, 2021 Call Options ($55.00 Strike Price)[2]	(5,000)	01/08/2021
Purchase of Class A Common Stock[3]	56,500	01/11/2021
Sale of Class A Common Stock	(7,173)	01/12/2021
Sale of Class A Common Stock	(7,500)	01/13/2021
Sale of Class A Common Stock	(5,000)	01/14/2021
Sale of Class A Common Stock	(1,400)	01/28/2021
Sale of Class A Common Stock	(5,539)	01/29/2021
Sale of Class A Common Stock	(13,000)	02/03/2021
Sale of Class A Common Stock	(13,000)	02/04/2021
Sale of Class A Common Stock	(7,836)	02/05/2021
Sale of Class A Common Stock	(3,000)	02/08/2021
Sale of Class A Common Stock	(3,000)	02/09/2021
Sale of Class A Common Stock	(5,700)	02/10/2021
Sale of Class A Common Stock	(3,000)	02/11/2021
Sale of Class A Common Stock	(3,000)	02/12/2021
Sale of Class A Common Stock	(3,000)	02/16/2021
Sale of Class A Common Stock	(3,000)	02/17/2021
Sale of Class A Common Stock	(2,464)	02/18/2021
Sale of Class A Common Stock	(2,277)	02/19/2021

1 Represents shares of Class A Common Stock underlying American-style call options purchased in the over-the-counter market.

2 Represents shares of Class A Common Stock underlying American-style call options sold in the over-the-counter market.

3 Represents shares of Class A Common Stock underlying American-style call options that were exercised.

I-1

SCHEDULE II

The following table is reprinted from the proxy statement/prospectus filed by FBL Financial Group, Inc. with the Securities and Exchange Commission on [ ].

II-1

IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Capital Returns your proxy AGAINST the FBL Merger Proposals by taking three steps:

●	SIGNING the enclosed [COLOR] proxy card,
●	DATING the enclosed [COLOR] proxy card, and
●	MAILING the enclosed [COLOR] proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed [COLOR] voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga Proxy Consulting LLC at the address set forth below.

If you have any questions, require assistance in voting your [COLOR] proxy card,

or need additional copies of the Capital Returns’ proxy materials,

please contact:

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

[COLOR] PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MArch 5, 2021

FBL Financial Group, Inc.

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF Capital Returns Management, LLC AND THE OTHER PARTICPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF FBL Financial Group, Inc.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Ronald Bobman and [ ] and each of them, attorneys and agents with full power of substitution to vote all shares of common stock and preferred stock (collectively, the “Shares”), of FBL Financial Group, Inc.(the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of the shareholders of the Company scheduled to be held on ________, at __________, local time (including any adjournments or postponements thereof) (the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Shares of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to Capital Returns Management, LLC (“Capital Returns”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “AGAINST” PROPOSAL 1, “AGAINST” PROPOSAL 2, AND “AGAINST” PROPOSAL 3.

This Proxy will be valid until the completion of the Special Meeting. This Proxy will only be valid in connection with Capital Returns’ solicitation of proxies for the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[COLOR] PROXY CARD

[X] Please mark vote as in this example

CAPITAL RETURNS STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” PROPOSAL 1, “AGAINST” PROPOSAL 2, AND “AGAINST” PROPOSAL 3.

1.	The Company’s proposal to adopt the Agreement and Plan of Merger, dated as of January __, 2021 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Farm Bureau Property & Casualty Insurance Company (“FBPCIC”), an Iowa domiciled stock property and casualty insurance company, 5400 Merger Sub, Inc., an Iowa corporation and wholly owned subsidiary of FBPCIC, and the Company.
☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	The Company’s proposal to consider and vote, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger.
☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	The Company’s proposal to approve the adjournment of the Special Meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.
☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.